Exhibit 13.2

What is "Testing the Waters"? 3 doy'.; oq u Testing the Waters was introduced by the SEC 1n 2012 as a method of allowing companies to gouge interest in their potential public offerings. without risking the i r own resources on expensive and t1me - consum1ng offering processes. and without investors risking their money on offerings that may never come to fruition In short. Testing the Waters is a mechanism that allows Exceed to gouge public interest in 1ts Talent Shore offerings without Fons comm1tt 1 n g to purchasing anything During our 'Testing The Waters· period. we ore gouging i nvestor interest 1n on offering under SEC Regulation A (a M 1n1 - IPO ) This means that No money or other consideration is being sol1c1ted at this time for the sole of securities. and if any 1 s sent. it will not be accepted No o ff e r to buy securities 1s being accepted. and any such offer may be withdrawn or revok e d . without obl1got1on or commitment of any kind. at any time before notice of 1ts acceptance given ofter the quol1f1cot1on by the SEC of on offering of our securities 'Any 1nd1cot1on of interest 1 n purchasing securities involves no obl1gat1on or commitment of any kind by you or Exceed There i s no guarantee that any offering on th e Exceed Platform will proceed A copy of the most recent version of Exceed's Offering Statement may be obtained by emrnl1ng conto c t@)e xc e ed tc com. or accessed onlme We're excited to be building a whole new way to invest and engage with your favorite artists. and we·re even more excited to do that together with you once the Testing the Waters period 1s over! Share geoffreyashburne 2023 - 02 - 10 18:33:30 -------------------------------------------- Can you add text above here: "Communication shared via the mobile application of the Exceed Platform."

< C gg B i www exceedtc com /t ecm s p r!2 @ 0 l> Q [m 4, @ Gl . “ , = }/{ EXCEED HOME FAQ CONTACT U S Terms of Use Welcome to Exceed! The Services (as defined below) ore provided to you by Exceed Talent Capitol Ltd. {by i tself or by Exceed Talent Cap i tal L L C or by Exceed Talent Cap i tol Hold in gs LLC, " Ex c eed · , " we · . " ou r", or " us " ) through its website and a mobile user inte r face {the " App ") located at www.exceedtc . com , Google Play , and Apple AopStore (the " Pl a tfo rm · ). TESTING T HE WATERS E xceed is 'Testing The Waters' to gouge investor interest in on offe r ing under SEC Regulat i on A (o Mini - lPO). No money or other consideration is being so l icited at this time for the sale of securit i es, and i f any is sent. i t w ill not be accepted. Nooffer to buy securities is being accepted, and any such offer may be withdrawn or revoked , without obligation or comm i tment of any kind, at any t i me before notice of its acceptance given ofter the qua l ification by the SEC of on offering of our securities:. Any in d ica t i on of i nte res t in purchasing securities i nvolves no obligat i on or commitment of any kind by you or exceed. The r e is no guarantee that anyoffering on the E xceed Platform will proceed. A copy of the most recent vers i on of E xceed ' s Offering Sta t emen t may be obtained by emailing contact : † :e xceedtc.com , or accessed online here . The App provides information and access to the Platform on which Users ore able to invest i n top ta l ents i n the entertainment. arts, music and sports industries (th e "T o l en t{s ) " }. These Terms o f Use and any terms and conditions i ncorporated herein by reference (collectively , the erm s " ) govern your access and use of the App , Platform and Servic e s . You (" U ser o r " you " } must read t hese Terms carefully. By accessing or using our App, Pla t form or Services you agree that youhove read, understood, and agreed to these T erms. If you do not agree to these Terms, you shou l d stop us i ng our App, Platform and Services. When using or accessing our App , Platform and Services you will also be subject to our Privacy Policy , which describes how we collec t and use your persona l i nformation. We encourage you to carefully revi e w the Privacy Policy before accessing our App, P latform and Services. We may r e v i se th e se T e rms at any time without notic e by updating th e s e Terms on our Platform. You shou l d p e riod ically v i sit thes e Terms to revi e w th e current terms that apply to your use of the Services . Any use of the Services by you after our publication of any such changes shall const itu t e your acc e ptanc e of th e s e T e rms as mod ifi e d. We may , at our sole di scr e ion and at any time , di scont i nue providing th e App, Platform and S e rvices, or any port thereof without notice. 1 . USE OF THE SERV I CES Th e Platform consists of v ar i ous fe a tu res and serv i ces allowing Us e rs to: (i) explore Tal e nt brand popu l arity and sent i m e nt ana l ysis metrics using E xc ee d ' s proprietary algor i thms ; and ( ii) purchase uni t s that represent p roport i onal shores of fu t ure income streams generated by the Talents ( · sh o res " )